POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

	The undersigned does hereby make, constitute and appoint Paul W. Heldman, Bruce
M. Gack, and Christine S. Wheatley, and each of them (with full power to each of them to act alone), her true and lawful attorney-in-fact to sign and execute for and on her behalf, and in her name, place and stead, to sign, execute, affix her seal, and file with the Securities and Exchange Commission, any and all documents required to be filed by her under Section 16 of the Securities
Exchange Act of 1934, as amended, or any successor or comparable requirement, with respect to her holdings or changes in holdings of securities issued by The
Kroger Co., in such form as the attorney-in-fact may approve.  The attorney-in-fact may do any and all other acts that said attorney-in-fact may deem necessary or appropriate in order to effectuate the foregoing as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.  The power granted hereby will remain in effect until revoked in writing by the undersigned.

	IN WITNESS WHEREOF, the undersigned has hereunto set her hand and seal, this
25th day of June, 2013.



						/s/ Erin S. Sharp
						Erin S. Sharp